Tel-Aviv, August 31, 2017

RADA Electronic Industries Ltd.

7 Giborei Israel Blvd.

Netanya, 4250407

Israel

Re: Registration Statement on Form F-3 of RADA Electronic Industries Ltd.

Ladies and Gentlemen:

We have acted as counsel to RADA Electronic Industries Ltd., an Israeli corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), of a Registration Statement on Form F-3 (as amended through the date hereof, the “Registration Statement”) pertaining to the offering for resale by the selling shareholder of up to 3,549,071 ordinary shares of the Company, par value $0.030 per share (the “Shares”).

In rendering the opinion set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all items submitted to us as originals, the conformity with originals of all items submitted to us as copies, and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and public officials.

We are members of the Israel Bar, and the opinions expressed herein are limited to questions arising under the Laws of the State of Israel, and we disclaim any opinion whatsoever with respect to matters governed by the laws of any other jurisdiction.

Based upon and subject to the foregoing, we are of the opinion that the Shares are validly issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and further consent to all references to us under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ S. FRIEDMAN & CO.

Advocates

S. FRIEDMAN & CO.

Advocates

David Malkoff

Sarit Molcho *

Itamar Anaby

Doron Schweppe

Lily Doron

Amir Cohen-Dor

Michael Safran

Tal Enat-Ben Arieh

Hadar Tal

Ifat Minzer-Koll

Gil Hagay

Gavriel Disegni

Nira Cory

Yaniv Kleinblatt

Arnon Mainfeld *

Oded Rehan

Dr. Tal Tirosh *

Keren Fischer Gutterman

Orit Shaked-Shenkman

Yoad Perets

Aviva Zigmond

Terry Almozlino-Arnon

Merav Gilboa

Michal Raveh (CPA)

Einat Wiener

Margalit Apelbaum (CPA)

Efrat Siboni

Hagat Talmor

Maoz Roth

Maya Shlomi

Ofri Maskit

Amit Yinon

Roiy Cohen

Assaf Irony

Dr. Silvana Rendel-Beeri

Sivan Levy

Ben Gilad

Tali Bismut-Katz

Liron Koren

Naor Cohen

Rami Spector

Keren Waidberg

Tsahy Alon

Amnon Sharon

Natan Hoffman

Nitzan Nishlis

Yonatan Fridman

Oren Sharon

Eliad Sholomovich

Moran Zochovizky

Adi Nechemia

Hadar Arbel

Shiran Mizrahi Vilbach

Enav Assraf

Doron Woittiz

Ravit Halevy-Barzilai

Ariel Shachar

Yael Ratzaby

Hadar Ben-Zion

Evgeni (Yoni) Raskin

Guy Leichter

Zvika Nemet

Ruth Ross

Tom Lazar

Zohar Bruner

Talia Hershkovitz

Tal Siboni

Tali Rod

Tel-Aviv Office: 2 Weizmann St. P.O.B. 33123 Tel-Aviv 6133101, Israel Tel.: 972-3-6931931 Fax: 972-3-6931930 tel-aviv@friedman.co.il	Haifa Office: 9 Andrei Sakharov St. P.O.B. 15065 Haifa 3508409, Israel Tel.: 972-4-8546666 Fax: 972-4-8546677 haifa@friedman.co.il	Uri Yanovski - Of Counsel Amiram Safran - Of Counsel (1939-2016) Solly Friedman (1913-2009) - Founder *Also a member of the New York Bar www.friedman.co.il